Exhibit 99.1

PROXY NAVIG8 PRODUCT TANKERS INC

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS OF NAVIG8 PRODUCT TANKERS INC (THE “COMPANY”) TO BE HELD ON [•] AT [•] AM

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the above mentioned Special Meeting of Shareholders, the terms of which are incorporated herein by reference.

The undersigned hereby appoints Michael Fabiano and Patrick Fallon, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the Company’s common shares which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders of Navig8 Product Tankers Inc to be held on [•] or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. If any other matter is properly presented at the Special Meeting of Shareholders, this proxy will be voted in accordance with the judgment of the persons appointed as proxies.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL. PLEASE SIGN AND DATE THIS PROXY AS SET FORTH BELOW AND RETURN IT PROMPTLY, AND NO LATER THAN 12:00 P.M. CET, TO THE VPS REGISTRAR OF THE COMPANY, DNB BANK ASA REGISTRAR DEPARTMENT, C/O NAVIG8 PRODUCT TANKERS INC, P.O. BOX 1600 SENTRUM, N-0021 OSLO, NORWAY OR AS SCANNED VERSION BY E-MAIL TO VOTE@DNB.NO

A Proposal – The Board of Directors recommends a vote FOR the following proposal:

1.	To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 23, 2017 (which, as may be amended, we refer to as the “Merger Agreement”), including the transactions contemplated therein, entered into with Scorpio Tankers Inc. and STI Merger Subsidiary Company Limited (which we refer to as “Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, and, following the Merger, the Company will continue its corporate existence as the surviving corporation and will be a wholly owned subsidiary of Scorpio Tankers Inc.

☐ For                 ☐ Against             ☐ Abstain

B Non-Voting Items

Mark box to the right if you plan to attend the Annual General Meeting         ☐

C Authorized Signatures – This section must be completed for your vote to be counted – Date and Sign Below

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature 1 – Please keep signature within the box	Date	Signature 2 – Please keep signature within the box	Date